CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 111 to the Registration Statement of the Wilmington Funds (Form N-1A; File No. 33-20673) of our reports dated June 29, 2015 on the financial statements and financial highlights of the Wilmington Prime Money Market Fund, Wilmington U.S. Government Money Market Fund, Wilmington U.S. Treasury Money Market Fund, Wilmington Tax-Exempt Money Market Fund, Wilmington Broad Market Bond Fund, Wilmington Intermediate-Term Bond Fund, Wilmington Short-Term Bond Fund, Wilmington Municipal Bond Fund, Wilmington New York Municipal Bond Fund, Wilmington Large-Cap Strategy Fund, Wilmington Multi-Manager International Fund, Wilmington Multi-Manager Alternatives Fund, Wilmington Multi-Manager Real Asset Fund, Wilmington Strategic Allocation Conservative Fund, Wilmington Strategic Allocation Moderate Fund and Wilmington Strategic Allocation Aggressive Fund (sixteen of the series constituting the Wilmington Funds) (the “Funds”) included in the Funds’ Annual Reports to shareholders for the year ended April 30, 2015.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

August 24, 2015